As filed with the Securities and Exchange Commission on December 5, 2017

Registration No. 333- 219893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BTCS Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	90-1096644
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

9466 Georgia Avenue #124

Silver Spring, MD 20901

(202) 430-6576

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles W. Allen

Chief Executive Officer

BTCS Inc.

9466 Georgia Avenue #124

Silver Spring, MD 20901

(202) 430-6576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael D. Harris Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

(561) 471-3507

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement, as filed on August 10, 2017 and amended on November 29, 2017, is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-219893), which was filed with the Securities and Exchange Commission on August 10, 2017, and amended on November 29, 2017 (as amended, the “Registration Statement”), is being filed solely to furnish Exhibit 101 to the Form S-1 in accordance with Rule 405 of Regulation S–T.

No other changes have been made to the Amendment No. 1 to Form S-1. This Amendment does not reflect events that may have occurred subsequent to November 29, 2017, and does not modify or update in any way disclosures made in the Registration Statement.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	Filing Date

3.1	Articles of Incorporation, as Amended		10-K	3.1	3/31/11

3.1(a)	Amendment No. 1 To Articles of Incorporation		8-K	3.1	3/25/13

3.1(b)	Amendment No. 2 To Articles of Incorporation		8-K	3.1	2/5/14

3.1(c)	Certificate of Designation for Series A Preferred Stock		8-K	3.1	12/9/16

3.1(d)	Certificate of Designation for Series B Convertible Preferred Stock		8-K	3.1	3/15/17

3.1(e)	Certificate of Designation for Series C Convertible Preferred Stock		8-K	10.1	5/26/17

3.1(f)	Certificate of Designation for Series C-1 Convertible Preferred Stock		8-K	3.1	10/10/17

3.2	Certificate of Amendment filed February 13, 2017		8-K	3.1	2/16/17

3.3	Bylaws of TouchIT Technologies, Inc.		S-1	3.2	5/29/08

3.4	Articles of Merger		8-K/A	3.1	7/31/15

3.5	Agreement and Plan of Merger		8-K/A	3.2	7/31/15

5.1	Opinion of Nason, Yeager, Gerson, White & Lioce, P.A		S-1/A	5.1	11/29/17

10.1	Amendment to Subscription Agreement		8-K	10.6	6/7/16

10.2	Form of Warrant Exercise Agreement, dated as of June 8, 2016		8-K	10.1	6/10/16

10.3	Form of Series A Warrant		8-K	10.2	5/26/17

10.4	Form of Additional Warrant		8-K	10.3	5/26/17

10.5	Form of Bonus Warrant		8-K	10.4	5/26/17

10.6	Form of Registration Right Agreement dated as of May 24, 2017		8-K	10.5	5/26/17

10.7	Form of Securities Purchase Agreement dated as of May 24, 2017		8-K	10.6	5/26/17

10.8	Employment Agreement – Charles Allen	(2)	10-K	10.8	6/23/2017

10.9	Employment Agreement – Michael Handerhan	(2)	10-K	10.9	6/23/2017

16.1	Letter re change in certifying accountant from Marcum LLP		8-K	16.1	4/26/16

21.1	List of Subsidiaries	S-1/A	21.1		11/29/17

23.1	Consent of RBSM LLP	S-1/A	23.1		11/29/17

23.2	Consent of Marcum LLP	S-1/A	23.2		11/29/17

23.3	Consent of Nason, Yeager, Gerson, White & Lioce, P.A	(3)

101.INS	XBRL Instance Document	(1)

101.SCH	XBRL Taxonomy Extension Schema	(1)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	(1)

101.DEF	XBRL Taxonomy Extension Definition Linkbase	(1)

101.LAB	XBRL Taxonomy Extension Label Linkbase	(1)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	(1)

(1)	Filed herein
(2)	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
(3)	Contained in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BTCS Inc.
December 5, 2017
	By:	/s/ Charles Allen
Charles Allen
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Allen	Chief Executive Officer and Chief Financial Officer	December 5, 2017
Charles W. Allen	(Principal Executive Officer and Principal Financial and Accounting Officer) and Chairman of the Board of Directors

/s/ Michal Handerhan	Director	December 5, 2017
Michal Handerhan

/s/ David Garrity	Director	December 5, 2017
David Garrity

/s/ Jonathan Read	Director	December 5, 2017
Jonathan Read